SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 14, 2009

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six months results through June 30, 2009.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 14, 2009, announcing the second quarter and first six months results through June 30, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: July 14, 2009

Exhibit 99.1

JOHNSTOWN, PA –AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a second quarter 2009 net loss of $939,000 or $0.06 per diluted share.  This represents a decrease of $2,455,000 from the second quarter 2008 net income of $1,516,000 or $0.07 per diluted share.  For the six month period ended June 30, 2009, the Company reported a net loss of $406,000 or $0.04 per diluted share.  This also represents a decrease of $3,151,000 when compared to net income of $2,745,000 or $0.13 per diluted share for the first six months of 2008.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2009 and 2008:

	Second Quarter 2009	Second Quarter 2008	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008

Net income (loss)	($939,000)	$1,516,000	($406,000)	$2,745,000
Diluted earnings per share	($ 0.06)	$ 0.07	($ 0.04)	$0.13

Allan R. Dennison, President and Chief Executive Officer, commented on the second quarter 2009 financial results, “AmeriServ Financial reported a loss for the second quarter of 2009 due to an increased provision for loan losses and higher FDIC insurance expense.  We prudently increased our allowance for loan losses to respond to higher non-performing loans as the continued recessionary economic environment is negatively impacting our commercial borrowers.  This higher provision unfortunately more than offset increased net interest income that resulted from strong loan and deposit growth within our retail bank.  Overall at June 30, 2009, our allowance for loan losses provided 100% coverage of non-performing loans and represented 1.84% of total loans outstanding. With a tangible common equity ratio of 8.17% and an asset leverage ratio of 11.61%, AmeriServ Financial has good capital strength to work through this challenging economic period.”

The Company’s net interest income in the second quarter of 2009 increased by $1.2 million from the prior year’s second quarter and for the first six months of 2009 increased by $2.6 million or 19.1% when compared to the first six months of 2008.  The Company’s net interest margin is also up by 8 and 24 basis points, respectively for the quarter and six-month periods ended June 30, 2009.  The increased net interest income and margin resulted from a combination of good balance sheet growth and the pricing benefits achieved from a steeper positively sloped yield curve.  Specifically, total loans averaged $723 million in the first six months of 2009, an increase of $94 million or 15.0% over the first half of 2008.  This loan growth caused overall interest income to increase for both 2009 periods.  The loan growth was driven by increased commercial and commercial real-estate loan production as the majority of increased residential mortgage loan production has been sold into the secondary market.  Total deposits averaged $742 million in the first six months of 2009, an increase of $43 million or 6.2% over the same 2008 period.  The Company believes that uncertainties in the financial markets and the economy have contributed to growth in both money market and demand deposits as consumers have looked for safety in well capitalized community banks like AmeriServ Financial.  Additionally, the Company also benefited from a favorable decline in interest expense caused by the more rapid downward repricing of both deposits and Federal Home Loan Bank borrowings due to the market decline in short-term interest rates.

The Company appropriately strengthened its allowance for loan losses in the second quarter of 2009 in response to an increase in non-performing loans.  Specifically, non-performing assets increased by $9.6 million from $5.1 million or 0.70% of total loans at March 31, 2009 to $14.7 million or 1.98% of total loans at June 30, 2009.  The following two credits, both negatively impacted by weakening economic conditions, were primarily responsible for the increased level of non-performing assets: 1) a $5.9 million commercial loan to an information technology consulting company that is experiencing cash flow difficulties. A $3.4 million specific reserve has been established against this credit.  2) a $3.9 million commercial relationship with a paper manufacturer that has ceased operations.  This relationship consists of both an asset based line of credit and a commercial mortgage with an 80% government guarantee.  A $370,000 specific reserve has been established against this relationship.

Overall, the Company recorded a $3.3 million provision for loan losses in the second quarter of 2009 compared to a $1.4 million provision in the second quarter of 2008, or an increase of $1.9 million.  For the six month period ended June 30, 2009, the Company recorded a $5.1 million provision for loan losses compared to a $1.5 million provision for the first half of 2008, or an increase of $3.6 million. When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing, delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In addition to the higher level of non-performing loans, the increased loan loss provision in 2009 was also caused by the Company’s decision to strengthen its allowance for loan losses due to the downgrade of the rating classification of several performing commercial loans and uncertainties in the local and national economies.  For the six month period ended June 30, 2009, net charge-offs have amounted to $404,000 or 0.11% of total loans compared to net charge-offs of $814,000 or 0.26% of total loans for the same six month period in 2008.  In summary, the allowance for loan losses provided 100% coverage of non-performing loans and was 1.84% of total loans at June 30, 2009 compared to 264% of non-performing loans and 1.26% of total loans at December 31, 2008.

The Company’s non-interest income in the second quarter of 2009 decreased by $1.9 million from the prior year’s second quarter and for the first six months of 2009 decreased by $2.1 million when compared to the first six months of 2008.  The largest item causing the decline was related to bank owned life insurance.  Bank owned life insurance revenue returned to a more typical level in 2009 as the 2008 revenue was impacted by the payment of $1.6 million in death claims.  Trust and investment advisory fees also declined by $365,000 for the second quarter and $685,000 for the six month period due to reductions in the market value of assets managed due to lower equity and real estate values in 2009.  These negative items were partially offset by increased gains on asset sales.  Specifically, gains realized on residential mortgage sales into the secondary market in 2009 increased by $42,000 for the second quarter and $71,000 for the six month period due to increased mortgage purchase and refinance activity in the Company’s primary market.  The Company also took advantage of market opportunities and generated $164,000 of gains on the sale of investment securities in 2009 compared to a $137,000 loss on a portfolio repositioning strategy executed in 2008.

Total non-interest expense in the second quarter of 2009 increased by $611,000 from the prior year’s second quarter and for the first six months of 2009 increased by $994,000 or 5.6% when compared to the first six months of 2008.  Higher FDIC deposit insurance expense is the largest factor responsible for the non-interest expense increase in 2009.  Specifically, FDIC deposit insurance expense has increased by $681,000 due to the recognition of a $435,000 expense for a special five basis point assessment, mandated for all banks, that was accrued in the second quarter of 2009 and an increase in the recurring insurance premiums due to the need to strengthen the deposit insurance fund.  Total salaries and benefits expense in 2009 increased by $171,000 in the second quarter and $433,000 for the six month period due to greater salary costs as a result of merit increases and higher pension expense.  Other expenses have increased by $120,000 in the first six months of 2009 due primarily to increased other real estate owned expense.   These negative items were partially offset by a reduction in core deposit amortization expense of $216,000 for the second quarter and $324,000 for the six month period as a branch core deposit intangible was fully amortized in the first quarter of 2009.

ASRV had total assets of $979 million and shareholders’ equity of $113 million or a book value of $4.37 per common share at June 30, 2009.  The Company’s asset leverage ratio remained strong at 11.61% and the Company had a tangible common equity to tangible assets ratio of 8.17% at June 30, 2009.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

July 14, 2009

(In thousands, except per share and ratio data)

(All quarterly and 2009 data unaudited)

2009

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$533	$(939)	$(406)
Net income (loss) available to common shareholders	274	(1,202)	(928)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.22%	(0.39)%	(0.08)%
Return on average equity	1.90	(3.29)	(0.72)
Net interest margin	3.72	3.66	3.69
Net charge-offs as a percentage of average loans	0.03	0.19	0.11
Loan loss provision as a percentage of average loans	1.02	2.79	1.42
Efficiency ratio	78.22	82.56	79.93

PER COMMON SHARE:
Net income (loss):
Basic	$0.01	$(0.06)	$(0.04)
Average number of common shares outstanding	21,137	21,151	21,144
Diluted	0.01	(0.06)	(0.04)
Average number of common shares outstanding	21,137	21,152	21,144

2008

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,229	$1,516	$2,745
Net income available to common shareholders	1,229	1,516	2,745

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	0.71%	0.63%
Return on average equity	5.43	6.64	6.04
Net interest margin	3.32	3.58	3.45
Net charge-offs as a percentage of average loans	0.06	0.46	0.26
Loan loss provision as a percentage of average loans	0.10	0.89	0.49
Efficiency ratio	82.87	73.20	77.67

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.07	$0.13
Average number of common shares outstanding	22,060	21,847	21,954
Diluted	0.06	0.07	0.13
Average number of common shares outstanding	22,062	21,848	21,955

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2009 data unaudited)

2009

	1QTR	2QTR
PERFORMANCE DATA AT PERIOD END
Assets	$975,062	$978,899
Short-term investment in money market funds	10,817	7,516
Investment securities	138,853	136,119
Loans	726,961	739,649
Allowance for loan losses	10,661	13,606
Goodwill and core deposit intangibles	13,498	13,498
Deposits	746,813	783,807
FHLB borrowings	90,346	57,702
Shareholders’ equity	114,254	112,880
Non-performing assets	5,099	14,670
Asset leverage ratio	11.82%	11.61%
Tangible common equity ratio	8.35	8.17
PER COMMON SHARE:
Book value (A)	$4.44	$4.37
Market value	1.67	1.85
Trust assets – fair market value (B)	$1,432,375	$1,376,272

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	355	352
Branch locations	18	18
Common shares outstanding	21,144,700	21,156,801

2008

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$902,349	$877,230	$911,306	$966,929
Short-term investment in money market funds	5,682	6,952	7,147	15,578
Investment securities	146,285	141,867	141,630	142,675
Loans	632,934	623,798	663,996	707,108
Allowance for loan losses	7,309	7,963	8,677	8,910
Goodwill and core deposit intangibles	14,254	14,038	13,821	13,605
Deposits	682,459	722,913	688,998	694,956
FHLB borrowings	106,579	40,214	106,897	133,778
Shareholders’ equity	91,558	92,248	93,671	113,252
Non-performing assets	3,050	3,717	4,390	4,572
Asset leverage ratio	9.78%	10.47%	10.37%	12.15%
Tangible common equity ratio	8.70	9.06	8.90	8.31
PER COMMON SHARE:
Book value (A)	$4.19	$4.22	$4.29	$4.39
Market value	2.79	2.98	2.51	1.99
Trust assets – fair market value (B)	$1,838,029	$1,813,231	$1,678,398	$1,554,351

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	350	353	352	353
Branch locations	19	18	18	18
Common shares outstanding	21,842,691	21,850,773	21,859,409	21,128,831

NOTES:

(A) Preferred stock received through the Capital Purchase Program is excluded from the book value per common share calculation.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2009 data unaudited)

2009

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$10,349	$10,544	$20,893
Total investment portfolio	1,586	1,511	3,097
Total Interest Income	11,935	12,055	23,990

INTEREST EXPENSE
Deposits	3,255	3,405	6,660
All borrowings	539	479	1,018
Total Interest Expense	3,794	3,884	7,678

NET INTEREST INCOME	8,141	8,171	16,312
Provision for loan losses	1,800	3,300	5,100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,341	4,871	11,212

NON-INTEREST INCOME
Trust fees	1,559	1,438	2,997
Net realized gains on investment securities	101	63	164
Net realized gains on loans held for sale	118	163	281
Service charges on deposit accounts	673	710	1,383
Investment advisory fees	137	152	289
Bank owned life insurance	250	254	504
Other income	723	711	1,434
Total Non-interest Income	3,561	3,491	7,052

NON-INTEREST EXPENSE
Salaries and employee benefits	5,092	4,983	10,075
Net occupancy expense	722	641	1,363
Equipment expense	415	442	857
Professional fees	920	873	1,793
FDIC deposit insurance expense	32	691	723
Amortization of core deposit intangibles	108	-	108
Other expenses	1,873	2,006	3,879
Total Non-interest Expense	9,162	9,636	18,798

PRETAX INCOME (LOSS)	740	(1,274)	(534)
Income tax expense (benefit)	207	(335)	(128)
NET INCOME (LOSS)	533	(939)	(406)
Preferred stock dividends	259	263	522
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$274	$(1,202)	$(928)

2008

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$10,462	$9,862	$20,324
Total investment portfolio	1,820	1,588	3,408
Total Interest Income	12,282	11,450	23,732

INTEREST EXPENSE
Deposits	4,499	3,861	8,360
All borrowings	1,048	623	1,671
Total Interest Expense	5,547	4,484	10,031

NET INTEREST INCOME	6,735	6,966	13,701
Provision for loan losses	150	1,375	1,525
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,585	5,591	12,176

NON-INTEREST INCOME
Trust fees	1,790	1,737	3,527
Net realized losses on investment securities	-	(137)	(137)
Net realized gains on loans held for sale	89	121	210
Service charges on deposit accounts	734	807	1,541
Investment advisory fees	226	218	444
Bank owned life insurance	249	1,923	2,172
Other income	750	674	1,424
Total Non-interest Income	3,838	5,343	9,181

NON-INTEREST EXPENSE
Salaries and employee benefits	4,830	4,812	9,642
Net occupancy expense	661	653	1,314
Equipment expense	431	414	845
Professional fees	769	910	1,679
FHLB prepayment penalty	-	91	91
FDIC deposit insurance expense	22	20	42
Amortization of core deposit intangibles	216	216	432
Other expenses	1,850	1,909	3,759
Total Non-interest Expense	8,779	9,025	17,804

PRETAX INCOME	1,644	1,909	3,553
Income tax expense	415	393	808
NET INCOME	$1,229	$1,516	$2,745
Preferred stock dividends	-	-	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,229	$1,516	$2,745

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2009 data unaudited)

2009

2008

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$732,568	$723,410	$624,193	$629,003
Deposits with banks	1,715	1,731	446	395
Short-term investment in money market funds	10,579	11,051	6,399	6,402
Federal funds	-	28	-	212
Total investment securities	144,863	146,664	143,490	155,274

Total interest earning assets	889,725	882,884	774,528	791,286

Non-interest earning assets:
Cash and due from banks	14,005	14,747	17,056	17,495
Premises and equipment	9,122	9,284	9,101	8,993
Other assets	72,074	71,539	69,798	69,766
Allowance for loan losses	(11,101)	(10,123)	(7,350)	(7,329)

Total assets	$973,825	$968,331	$863,133	$880,211

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$61,316	$61,836	$65,495	$64,902
Savings	72,988	72,373	70,976	69,822
Money market	171,019	156,231	105,308	104,744
Other time	347,422	336,821	350,229	348,681
Total interest bearing deposits	652,745	627,261	592,008	588,149
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	52,358	73,629	35,822	56,409
Advanced from Federal Home Loan Bank	13,840	13,847	11,822	11,770
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	732,028	727,822	652,737	669,413

Non-interest bearing liabilities:
Demand deposits	115,248	114,273	109,316	109,980
Other liabilities	11,914	12,090	9,220	9,374
Shareholders’ equity	114,635	114,146	91,860	91,444
Total liabilities and shareholders’ equity	$973,825	$968,331	$863,133	$880,211